Exhibit 10.2

FOURTH AMENDMENT AND CONSENT TO
LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT AND CONSENT to Loan and Security Agreement (this “Amendment”) is entered into as of October 11, 2018, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender and PACIFIC WESTERN BANK, a California state chartered bank with an office located at 406 Blackwell Street, Suite 240, Durham, NC 27701 (each a “Lender” and collectively, the “Lenders”), and TREVENA, INC., a Delaware corporation, with offices located at 955 Chesterbrook Boulevard, Suite 110, Chesterbrook, PA 19087 (“Borrower”).

Recitals

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of September 19, 2014 (as amended from time to time, including but without limitation by that certain First Amendment to Loan and Security Agreement dated as of April 13, 2015, that certain Second Amendment to Loan and Security Agreement dated as of December 23, 2015, and that certain Third Amendment to Loan and Security Agreement dated as of December 30, 2016, the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower entered into an Agreement of Lease, as amended by that certain First Amendment to Lease dated June 12, 2017 (as amended, the “Master Lease”) with CHESTERBROOK PARTNERS, LP, a Delaware limited partnership (“Master Landlord”), for approximately 48,796 square feet (“Master Lease Premises”) as more specifically described in the Master Lease in the building owned by Master Landlord and located at 955 Chesterbrook Boulevard, Chesterbrook, Pennsylvania 19087.  Borrower desires to sublease 40,565 rentable square feet on the second floor of the portion of the Master Lease Premises as more fully described in the Sublease Agreement (as defined below) pursuant to a Sublease Agreement in form and substance satisfactory to Collateral Agent and Lenders (the “Sublease Agreement”, attached hereto as Annex A) dated on or about the date hereof between Borrower and THE VANGUARD GROUP, INC., a Pennsylvania corporation, with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355 (the “Sublease”).

D.Borrower has requested that Collateral Agent and Lenders (i) consent to the Sublease and (ii) make certain revisions to the Loan Agreement as more fully set forth herein.

E.Collateral Agent and Lenders have agreed to so consent and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2. Amendments to Loan Agreement.
2.1 Section 5.12 (Subleased Premises). A new Section 5.12 is hereby added to the Loan Agreement as follows:

1.

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5.12Subleased Premises.  Neither Borrower nor any of its Subsidiaries is storing in or has moved to the Subleased Premises any portion of the Collateral, other than FF&E.  The aggregate net book value of the FF&E as reflected in the financial statements of the Borrower as of the date of the Letter Agreement does not exceed Five Hundred Fifty Thousand Dollars ($550,000.00).

2.2 Section 7.12 (Subleased Premises). A new Section 7.12 is hereby added to the Loan Agreement as follows:

7.12Subleased Premises.  So long as the Sublease Agreement is in effect, store in or move to the Subleased Premises any portion of the Collateral, other than FF&E.

2.3 Section 13 (Definitions). The following definitions are hereby added to Section 13.1 of the Loan Agreement as follows:

“FF&E” has the meaning as defined in and particularly described on Attachment A to the Letter Agreement as in effect on October 11, 2018.

“Letter Agreement” is that certain Letter Agreement for FF&E dated on or about October 11, 2018, by Collateral Agent and agreed to and acknowledged by Borrower and Subtenant, in the form delivered to and acceptable to Collateral Agent and Lenders.

“Sublease Agreement” is that certain Sublease Agreement between Borrower and The Vanguard Group, Inc., a Pennsylvania corporation, in the form delivered to and acceptable to Collateral Agent and Lenders.

“Subleased Premises” has the meaning given to such term in the Sublease Agreement.

2.4 Section 13 (Definitions). The definitions of “Key Person” and “Responsible Officer” are hereby amended and restated in their entirety as follows:

“Key Person” is each of Borrower’s (i) Chief Executive Officer and (ii) Chief Financial Officer and/or Principal Financial Officer.

“Responsible Officer” is any of the (i) President, (ii) Chief Executive Officer, or (iii) Chief Financial Officer (or Principal Financial Officer).

3. Consent. Collateral Agent and Lenders hereby consent to the Sublease.
4. Limitation of Amendment.

4.1 This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

2.

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5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) (a) this Amendment by each party hereto, (b) a fully executed copy of the Sublease Agreement, (c) a fully executed copy of the Letter Agreement, and (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

3.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

TREVENA, INC.

By /s/ John P. Hamill
Name: John P. Hamill
Title: VP, Finance & Principal Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Collette H. Featherly
Title: Senior Vice President

LENDER:

PACIFIC WESTERN BANK

By /s/ Joseph Holmes Dague
Name: Joseph Holmes Dague
Title: Senior Vice President

[Signature Page to Fourth Amendment and Consent to Loan and Security Agreement]

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